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                                                                    Exhibit 99.2

                                 ABOUT.COM, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                            WISEADS INTERACTIVE, INC.
                             1999 STOCK OPTION PLAN


OPTIONEE:  _____________,

                  STOCK OPTION ASSUMPTION AGREEMENT effective as of the ______ day of August, 2000 by About.com, Inc., a Delaware corporation ("About.com").

                  WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of WiseAds NewMedia, Inc., a Delaware corporation ("WiseAds"), which were granted to Optionee under the 1999 WiseAds Interactive, Inc. Stock Option Plan (the "Plan") and are each evidenced by an Option Certificate (the "Option Agreement").

                  WHEREAS, WiseAds has been acquired by About.com through the merger of a wholly owned subsidiary of About.com with and into WiseAds (the "Merger") pursuant to the Agreement and Plan of Merger and Reorganization, by and between About.com, WANM Acquisition Corp., WiseAds and other parties thereto (the "Merger Agreement").

                  WHEREAS, the provisions of the Merger Agreement require About.com to assume all obligations of WiseAds under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

                  WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.11580816 shares of About.com common stock ("About.com Stock") for each outstanding share of WiseAds common stock ("WiseAds Stock").

                  WHEREAS, this Agreement became effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options which have become necessary by reason of the assumption of those options by About.com in connection with the Merger.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. The number of shares of WiseAds Stock subject to the options held by Optionee immediately prior to the Effective Time (the "WiseAds Options") and the exercise price payable per share are set forth below. About.com hereby assumes, as of the Effective Time, all the duties and obligations of WiseAds under each of the WiseAds Options. In connection with such assumption, the number of shares of About.com Stock purchasable under each WiseAds Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of About.com Stock subject to each WiseAds Option hereby assumed shall be as specified for that option below, and
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the adjusted exercise price payable per share of About.com Stock under the assumed WiseAds Option shall also be as indicated for that option below.

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               WISEADS STOCK OPTIONS                          ABOUT.COM ASSUMED OPTIONS
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   # of Shares of WiseAds      Exercise Price      # of Shares of About.com   Adjusted Exercise
        Common Stock              per Share              Common Stock          Price per Share
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

--------------------------------------------------------------------------------------------------

                  2. The intent of the foregoing adjustments to each assumed WiseAds Option is to assure that the spread between the aggregate fair market value of the shares of About.com Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the WiseAds Stock subject to the WiseAds Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the WiseAds Option immediately prior to the Merger.

                  3. The following provisions shall govern each WiseAds Option hereby assumed by About.com:

                           (a) Unless the context otherwise requires, all
                  references in each Option Agreement and, if applicable, in the Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean About.com, (ii) to "Share" shall mean share of About.com Stock, (iii) to the "Board" shall mean the Board of Directors of About.com and (iv) to the "Committee" shall mean the Compensation Committee of the About.com Board of Directors.

                           (b) The grant date and the expiration date of each
                  assumed WiseAds Option and all other provisions which govern either the exercise or the termination of the assumed WiseAds Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase About.com Stock.

                           (c) Your options assumed by About.com which were
                  originally designated on your Option Certificate as Incentive Options shall remain Incentive Stock Options to the maximum extent allowed by law.

                           (d) Pursuant to the terms of the Option Agreement,
                  all of your options assumed by About.com in connection with the transaction will vest and become exercisable on an accelerated basis upon the consummation of the


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                  Merger. Each WiseAds Option shall be assumed by About.com as of the Effective Time.

                           (e) For purposes of applying any and all provisions
                  of the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of WiseAds, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to About.com or any present or future About.com subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed WiseAds Options upon Optionee's cessation of service as an employee or a consultant of WiseAds shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with About.com and its subsidiaries, and each assumed WiseAds Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, generally a three (3) month period, following such cessation of service as an employee or a consultant of About.com and its subsidiaries.

                           (f) The adjusted exercise price payable for the
                  About.com Stock subject to each assumed WiseAds Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of About.com Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as WiseAds Stock prior to the Merger shall be taken into account.

                           (g) Any exercise of an assumed WiseAds Option shall
                  be made through AST Stock Plan's website, pursuant to instructions previously provided to Optionee by AST.

                  4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.


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                  IN WITNESS WHEREOF, About.com, Inc. has caused this Stock
Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the __ day of August, 2000.

                                          ABOUT.COM, INC.


                                          By:
                                              -----------------------------
                                              Corporate Secretary


                                 ACKNOWLEDGMENT

                  The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her WiseAds Options hereby assumed by About.com are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.


                                                     ---------------------------
                                                     ___________, OPTIONEE


DATED: __________________, ________


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